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                                                                    Exhibit 5.1


                                             August 19, 1997



Alliance Gaming Corporation
6601 S. Bermuda Road
Las Vegas, Nevada  89121

               RE:    ALLIANCE GAMING CORPORATION
                      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have acted as counsel for Alliance Gaming Corporation, a Nevada corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 3,000,000 shares of the Company's Common Stock, par value $.10 per share ("the Shares") issuable upon the exercise by certain directors, employees and designated paid consultants of the Company and its subsidiaries (collectively, "Stockholders") of certain options and stock appreciation rights granted under the Company's 1996 Long Term Incentive Plan ( the "Plan"), pursuant to the Company's Registration Statement on Form S-8 about to be filed with the Securities and Exchange Commission (the "Commission").

        In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, and we have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, as we have deemed necessary and appropriate for the purpose of this opinion.

        Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each natural person executing any instrument, document, or agreement is legally competent to do so,
(ii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original documents, and (iii) all corporate records made available to us by the Company and all public records we reviewed are accurate and complete.

        Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, when the Shares have been registered under the Act, and when issued and sold by the Stockholders in accordance with the plan of distribution and Prospectus covering the Shares and forming a part of the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

        We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, any federal law, including any federal securities law, or any state securities or Blue Sky laws.

        We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


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                                                   Yours very truly,


                                                   SCHRECK MORRIS


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